[GRAPHIC OMITTED]
CONTACT:

Timothy A. DeMello
Founder and Chairman
Streamline.com, Inc.
Tel: 781.407.1900
E-mail: tdemello@streamline.com
www.streamline.com


                       STREAMLINE.COM TO CEASE OPERATIONS

Westwood, MA, November 13, 2000 - Streamline.com Inc. (NASDAQ: SLNE) today announced that it is winding down its operations. The Company will notify customers that it plans to discontinue service effective November 22.

Streamline.com began exploring strategic and financial alternatives in May, culminating in the sale of its Washington, D.C. and Chicago operations to Peapod, Inc. in September. Since that time, the Company's management continued to hold discussions with potential investors and strategic partners in an effort to raise additional financing or, alternatively, to sell the Company's remaining operations. These efforts have proved unsuccessful to date and, in light of current conditions of the financial markets for business-to-consumer Internet companies, Streamline.com has determined that the interests of its employees, customers and creditors would be best served by the Company's prompt and orderly cessation of operations.

Streamline.com plans to sell its remaining assets and use the proceeds and existing cash to settle with the Company's creditors. The Company will also provide severance to employees and retain a small staff to oversee the sale of the Company's assets and ensure the orderly wind-down of operations.

"Since Streamline was founded, we believe we have created a tremendous value proposition for the consumer," said Timothy A. DeMello, founder and chairman of Streamline.com. "Unfortunately, this is an extremely difficult market for raising the capital needed to finance Internet retailing businesses. After months of extensive discussions with potential strategic and financial partners, we believe we have thoroughly exhausted all possible options and must discontinue our service."

"We are proud to have served our customers over the years and will continue our service up to the busy Thanksgiving holiday," DeMello continued. "I'd like to thank all of our employees, past and present, for their dedication and commitment as we worked together to help pioneer an industry that will someday be an integral part of simplifying the lives of consumers."

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About Streamline.com

Founded in 1993, Streamline.com is a pioneer in the consumer direct market place operating in the Boston and Northern New Jersey markets. The Company provides busy suburban families with time-saving lifestyle solutions through Internet-based ordering of groceries and a wide range of other quality goods and household services. The Company delivers these items directly to customers' homes using a full-size refrigerator/freezer or totes and a keypad garage entry system. The Company also provides targeted research and marketing services to many leading consumer goods companies nationwide. Streamline.com can be found on the World Wide Web at www.streamline.com.




Note: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, including, without limitation, those associated with our limited operating history and history of losses, inexperience in implementing our expansion strategy, need to raise additional capital, reliance on the growth of e-commerce and the infrastructure of the Internet, increased competition, and dependence on customer acceptance of direct, unattended delivery of goods and services. Additional information concerning these and certain other risks and uncertainties that could cause actual results to differ materially from those projected or suggested, is contained in the Company's public filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC's website at http://www.sec.gov or from the Company upon request. The forward-looking statements contained herein represent the Company's judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.


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